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                          DARK FIBER NETWORK AGREEMENT

           This DARK FIBER NETWORK AGREEMENT (this "Agreement") is entered into as of the ___ day of August,1999 ("Effective Date") by and between PATHNET, INC., a Delaware corporation, ("Pathnet" or "Developer"), TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a Colorado cooperative corporation ("Tri-State"); EMPIRE ELECTRIC ASSOCIATION, INC. ("EEA"), LA PLATA ELECTRIC ASSOCIATION, INC. ("LPEA"), DELTA-MONTROSE ELECTRIC ASSOCIATION, INC. ("DMEA"), and SAN MIGUEL POWER ASSOCIATION, INC. ("SMPA"). EEA, LPEA, DMEA and SMPA are referred to herein individually and collectively as the "Participating Member Systems". Pathnet, Tri-State, EEA, LPEA, DMEA and SMPA are each referred to herein individually as a Party and collectively as "Parties".

                                    RECITALS

           A. Pathnet desires to design, engineer, construct, install and operate a carrier quality, long haul, fiber optic telecommunications system between Albuquerque, New Mexico and Grand Junction, Colorado, with interconnections in the locations identified herein.

           B. The Parties desire to enter into this Dark Fiber Network Agreement to share the costs and revenues in connection with the construction and operation of a dark fiber network.

           NOW THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.         DEFINITIONS

           In this Agreement, unless the subject matter or context otherwise requires:

           1.1 "BUSINESS DAY" means a day other than a Saturday, Sunday or holiday.

           1.2 "CABLE" means the fiber optic cable, the conductor and the Fibers contained therein, and associated splice connections, splice boxes and vaults, to be installed as part of the Project. Cable does not include electronics and optronics necessary to create telecommunications capacity on the Fibers.

           1.3 "COMPLETION DATE" means the date on which the Fibers pass all required testing procedures and the Project is otherwise complete, subject only to punch list items that do not materially interfere with the operation of the Project and can be completed within thirty (30) days.

           1.4 "CONDUCTOR" means an optical ground wire conductor in which the Fibers are installed on utility transmission facilities.

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           1.5 "CONDUIT" when used herein as a defined term means a conduit to be installed as part of the Project.

           1.6 "DEFAULT RATE" shall mean the lesser of (i) [* * *] or (ii) the highest amount permitted by applicable law.

           1.7 "DEVELOPER" means Pathnet, who shall have responsibility to design, engineer, construct and install the Project as set forth in this Agreement.

           1.8 "DISPOSITION" shall mean any disposition of Fibers, including a sale, assignment, transfer, lease, or license of Fibers, or a grant of an indefeasible right to use Fibers, as dark Fibers, or as "dim" Fibers (i.e. with the benefit of optical amplification) but shall not include a sale of telecommunications capacity on Fibers.

           1.9 "EQUIPMENT SHELTER" means any regeneration, amplification, optronic or other equipment shelter constructed as part of the Project to house equipment used in connection with the creation and operation of telecommunications capacity on the System or to otherwise support the use of the System as a telecommunications network. The term "Equipment Shelter shall not include any equipment shelter constructed at the sole cost and expense of a Party that is in addition to the equipment shelters constructed as part of the Project.

           1.10 "FIBERS" means the [* * *] individual optical fibers installed on the System as part of the Project or such other number agreed to by the Parties as provided herein.

           1.11 "FORCE MAJEURE" means in relation to the performance of any obligations under this Agreement, any cause, condition or event of any nature whatsoever that is beyond the reasonable control of the Party responsible for such obligation and that prevents in whole or in part the performance by such Party of its respective obligations including, without limitation, acts of war, revolution, riot, sabotage, vandalism, earthquakes, and other acts of God, local or national emergencies, rail accidents, strikes, lockouts, work slowdowns and all other labor disputes, whether lawful or unlawful, delays of unrelated third parties and governmental agencies, and any other event (whether or not of the kind enumerated in this Section) beyond the reasonable control of a Party. Notwithstanding anything in the preceding sentences, an event shall be treated as Force Majeure as set forth above only if the delayed Party uses Reasonable Efforts to mitigate the situation and thereafter to resolve the delay as expeditiously as possible.

           1.12 "FRANCHISE" means authority required under law by a Franchising Authority as a precondition to providing telecommunications or other services.

           1.13 "FRANCHISING AUTHORITY" means a city, county or other unit of government authorized by law to grant Franchises.

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           1.14 "IRU" OR "INDEFEASIBLE RIGHT TO USE" shall mean a long-term right to use Fibers and shall include all indicia of ownership in such Fibers, including unrestricted rights of use, with the exception of legal title to the physical Fibers. A grant of an IRU does not provide the grantee with any ownership interest or other rights in assets other than the Fibers and associated equipment in which the IRU is granted.

           1.15 "MINIMUM PRICES" shall mean the minimum prices for Dispositions of Fibers agreed to by the Parties, as modified as agreed to by the Parties from time to time as provided herein.

           1.16 "MW" OR "MAINTENANCE WINDOW" shall mean a prearranged period of time reserved for performing certain work on the System that may potentially affect traffic, as more fully described in Exhibit B.

           1.17 "NORTHERN ROUTE" means that portion of the System located on right of way owned by Tri-State or in which Tri-State has an easement, license, permit, or other interest.

           1.18 "PERFECTION RIGHTS" shall mean those approvals, licenses, easements, and other rights that permit the installation and operation, on the rights of way described or created by the Underlying Rights, of fiber optic cable and associated facilities for the purpose of transmitting voice, data, video and other telecommunications signals between all types of customer premises equipment and carrier equipment.

           1.19 "PERSON" includes individuals, limited liability companies, partnerships, associations, trusts, cooperatives, unincorporated organizations and corporations.

           1.20 "PNM AGREEMENT" means the Fiber Optic Cable Construction and Use Agreement Between Public Service Company of New Mexico, Inc. and Pathnet, dated June 9, 1999. A copy of the PNM Agreement has been disclosed to Tri-State and the Participating Member Systems.

           1.21 "PNM CABLE" shall mean that portion of the cable installed on utility poles and other facilities owned by the Public Service Company of New Mexico, including that portion of the Cable that extends from such facilities to the splice point where such Cable enters an equipment shelter or is connected to optronic, amplification, regeneration or other equipment.

           1.22 "POOLED FIBERS" shall have the meaning set forth in Section 9.1.

           1.23 "POP" shall mean a point of presence of a telecommunications provider.

           1.24 "PRIME RATE" shall mean the prime rate of interest published by the Wall Street Journal as the base rate on corporate loans posted by a substantial percentage of the nation's largest

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banks on the date any such payment is due. Unless otherwise provided in this
Agreement, interest shall be compounded annually in determining the amount of interest due.

           1.25 "PROJECT" means a carrier-quality, long-haul dark fiber optic network with a total of [* * *] Fibers (or such other number agreed to by the Parties as provided herein) and shall include all of the Cables, Conduits, equipment shelters, utility connections, splice boxes, and all appurtenances thereto installed, on the Underlying Rights between the POPs that are part of the Project as agreed to by the Parties, and identified in the Project Budget.

           1.26 "PROJECT BUDGET" means the budget for the Project agreed to by the Parties, as modified from time to time in accordance with this Agreement.

           1.27 "PROJECT COSTS" shall mean all costs which are necessary for the design, engineering, construction, installation, maintenance, and testing of the Project and the System, including, the cost of cable, fibers, conductor, facility attachments, and any wires, interconnection facilities, connection boxes, ducts and pull boxes, utility access points and equipment, regeneration sites and buildings, cable installation, Underlying Rights Costs, acquiring the Perfection Rights, permitting, infrastructure upgrades, any increase in real estate or property taxes on Tri-State right-of-way attributable to the Project, any costs of relocating the System as required by the grantor of any right-of-way or permits (other than a Party). Notwithstanding the foregoing, Project Costs will not include any costs attributable to obtaining, renewing or expanding Tri-State's underlying rights in its right of way for utility or other non-telecommunications purposes. In the event that, as part of its efforts to obtain Perfection Rights, Tri-State also obtains rights attributable to the use of the right of way for utility or non-telecommunications purposes, Project Costs shall include only that portion of the costs and expenses incurred in connection with such efforts that is attributable to obtaining the Perfection Rights. The allocation of costs between Perfection Rights and other rights will be as agreed to by Tri-State and Pathnet. Project Costs will also not include any costs that are attributable to the negligence or willful misconduct of a Party.

           1.28 "PROJECT SPECIFICATIONS" means the construction plans, schedules and materials, engineering, design and operational specifications agreed to by Tri-State and Pathnet and set forth in Exhibit A.

           1.29 "REASONABLE EFFORTS" shall mean commercially reasonable efforts, but shall not obligate a Party to make expenditures that are excessive in amount, in light of the circumstances to which the requirement to use reasonable efforts applies.

           1.30 "RETAINED FIBERS" shall have the meaning set forth in Section
9.1.

           1.31 "SEGMENT" shall mean a portion of the Project between two POP's.

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           1.32 "SOUTHERN ROUTE" means the portion of the System located on right of way owned by the Public Service Company of New Mexico.

           1.33 "SYSTEM" shall mean the fiber optic communication system, consisting of the Conduits, Cables, Fibers, Equipment Shelters, and all splice boxes, vaults and other appurtenances included in the Project.

           1.34 "TRI-STATE FACILITIES" shall mean that portion of the Cable and all other equipment installed on Tri-State Utility Facilities, including that portion of the Cable that extends from such Utility Facilities to the splice point where such Cable enters an equipment shelter or is connected to optronic, amplification, regeneration or other equipment.

           1.35 "UTILITY FACILITIES" shall mean utility towers, wires, associated equipment, or other property used by Tri-State or a Participating Member System for the generation or transmission of electrical service, whether such Utility Facilities are on right of way owned by such Party or on right of way in which such Party holds less than a fee interest, including but not limited to an easement, license or permitting interest.

           1.36 "UNDERLYING RIGHTS" means all deeds, leases, easements, rights of way, licenses, franchises, permits, authorizations, consents and approvals (including without limitation, any necessary local, state, federal or tribal authorizations and environmental permits) including the PNM Agreement and other rights, titles or interests as are necessary for the construction, installation, operation, maintenance or repair of the System.

           1.37 "UNDERLYING RIGHTS COSTS" means the total costs expended by Pathnet or Tri-State or, as for Project tasks requested by Pathnet and Tri-State, the Participating Member Systems, to obtain and defend the Underlying Rights and any renewals thereof, including any litigation costs required to defend and preserve Underlying Rights, and any costs required to perfect Project rights of ways for telecommunications use, including the right to install and operate fiber optic cable and associated facilities for the purpose of transmitting voice, data, video and other telecommunications signals between all types of customer premises equipment and carrier equipment.

           1.38 "UNDERLYING RIGHTS REQUIREMENTS" means the terms, conditions, requirements, restrictions, and/or limitations upon each Party's right to use or operate the System imposed under the Underlying Rights and the associated safety, operational and other rules and regulations imposed in connection therewith or by applicable law.

2.         TERM.

           2.1 The term of this Agreement (the "Term") shall expire on the [* * *] anniversary of the Effective Date. At least one hundred eighty (180) days prior to the expiration of the Original Term, any Party may request, but no Party shall have an obligation, to renew the Agreement, in

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which event the terms of any such renewal will be as agreed to by the Parties.
In the event that any customer's obligation to pay for Fiber, telecommunications capacity or other rights or service provided pursuant to this Agreement extends beyond expiration of this Agreement, then each Party shall have the continued right to perform its rights hereunder and to receive its share of revenues from such customer until the customer's obligation is terminated, but only as to the extent necessary to fulfill such Party's obligations to the customer.

           2.2 Notwithstanding the foregoing, nothing herein shall require any Party to incur any additional costs for the renewal of the PNM Agreement should such Party elect to have the rights to IRUs for the Southern Route for only the Original Term of the PNM Agreement, provided that if a Party declines to contribute its share of renewal costs for the PNM Agreement, then such non-contributing Party shall not be entitled to any revenues from use of the Southern Route to the extent attributable to any renewal period.


3.         PATHNET TO ENGINEER, DESIGN, INSTALL AND CONSTRUCT

           3.1 Pathnet will be the Project Manager for the Project and shall have sole responsibility to engineer, design, install, construct and test the Project and shall do so using its best efforts and consistent with industry standards and in compliance with the Project Specifications set forth in the Exhibits as they may be revised as agreed by Pathnet and Tri-State in writing from time to time, and in compliance with applicable laws and governmental and regulatory requirements. Pathnet shall coordinate with governmental and regulatory agencies the construction of the Project, obtain all requisite permits, licenses and authorizations required to engineer, design, install, construct and test the Project, and prepare monthly summary reports on the status and scheduling of the Project. Pathnet shall keep the Project free of debris following installation and shall comply at all times with all applicable environmental and health and safety laws and all Underlying Rights Requirements. Pathnet shall use Reasonable Efforts to prevent any lien(s) from being attached to any Underlying Rights or Tri-State Facilities and ensure that any and all construction or suppliers' liens on the Project are promptly vacated. Pathnet shall supply all vehicles, tools, equipment, labor and similar items and services necessary for Pathnet to perform and complete the Project, and Pathnet shall be solely responsible for maintaining the security thereof. The Project shall include equipment and regeneration shelters but shall not include optronics or other equipment attributable to the creation of telecommunications capacity on the System, except and only to the extent necessary or appropriate to the proper functioning of the Project as a dark fiber network.

           3.2 Pathnet will provide project management services ("Project Management") to the Project [* * *]. Project Management shall mean the overall home office administration, coordination and supervision of the Project, and shall include Project Cost tracking, preparation of cash flow projections and other financial reports, preparation of construction schedules and status reports, coordination of design, procurement and material deliveries, and non-field supervision and coordination of contractors, subcontractors, suppliers and escrows. Nothing herein shall prohibit

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Pathnet from contracting out portions of Project Management, provided that the cost of such contractors shall not be included in Project Costs and shall be entirely the responsibility of Pathnet.

           3.3 Pathnet may contract out such other Project tasks as it deems appropriate. Each contractor and subcontractor utilized by Pathnet in connection with the Project shall have the requisite skills and resources to fulfill, in a timely and good, workmanlike fashion, the obligations for which such entity is hired. Pathnet may use Pathnet personnel for Project tasks and services, and the cost of such activities (other than Project Management) shall be a Project Cost, provided that such costs do not exceed the costs that Pathnet could obtain for such activities in a third-party arms length transaction.

           3.4 Prior to the commencement of any construction, Pathnet and Tri-State shall agree upon a construction schedule that shall be substantially adhered to unless modified in writing by Pathnet and Tri-State. Pathnet shall submit design and materials specifications and construction drawings to Tri-State for its review and approval. Pathnet shall make all reasonable revisions to the design and materials specifications and construction drawings requested by Tri-State. The costs associated with making all reasonable revisions requested by Tri-State in connection with Tri-State's initial review of the plans and specifications, and any revisions requested by Tri-State after the commencement of construction due to field conditions, shall be treated as Project Costs. Tri-State will solely bear only those costs and expenses associated with making a revision requested by Tri-State after its initial approval or if after the commencement of construction the revision that is requested is not due to field conditions (and Pathnet will use commercially reasonable efforts to minimize any such costs to Tri-State). Tri-State's approvals pursuant to this Section 3.4 shall not be unreasonably withheld, provided that Tri-State may withhold its approval where such drawings or plans propose activities that may, in Tri-State's sole judgment, adversely affect Tri-State's utility operations.

           3.5 All permits, deeds, leases, licenses, franchises, and other consents and approvals affecting a Party's Underlying Rights shall be in the name of such Party. The Parties shall cooperate and, where necessary, jointly take such action as may be necessary to ensure that such permits are applied for and granted in a timely fashion and that the Project remains in compliance with such permits at all times.

           3.6 Each Party shall have the right, at its option, to approve any attachment to its Utility Facilities or to property associated with that Party's Underlying Rights, including attachment of the Tri-State Cable, as to loading, location and any other matter that may adversely affect utility operations. In addition to the approvals from Tri-State described in Section 3.4, all Project Specifications that may adversely affect the utility operations of a Participating Member System require the prior approval of that Participating Member System. Each Party acknowledges that time is of the essence in approving the drawings and plans, and agrees to respond to submitted plans as promptly as feasible.

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           3.7 Pathnet shall convene periodic meetings of the representatives of
Pathnet and Tri-State to review the progress of the work relating to the Project, such meetings to be held at the principal office of the Project, or in Denver, Colorado, or at such other place as may be mutually agreed upon between Pathnet and Tri-State. Both Parties agree that such meetings may be convened by means of a telephone conference or any other communication facility whereby all representatives participating in the meeting can hear each other and make themselves heard.

           3.8 Prior to the commencement of any construction, Tri-State and Pathnet shall agree upon a Project Budget and a cash flow projection for the first month and first quarter. Pathnet shall make all reasonable changes to the Project Budget and cash flow projections requested by Tri-State. Either Tri-State or Pathnet may request a change to the System, the Project Specifications set forth in the Exhibits, the Project Budget or the cash flow projections in writing. If either Tri-State or Pathnet makes such request, Pathnet shall prepare a detailed statement of the additional costs and savings, if any, within fifteen (15) Business Days. If such change is required due to circumstances discovered during the course of construction, is agreed to by Tri-State and Pathnet, or is prior to Tri-State's initial approval of the Project Specifications or Budget, then the cost of such change shall be a Project Cost. Pathnet shall use Reasonable Efforts to comply with the Project Budget. The Parties acknowledge that the Project Budget is by necessity a preliminary estimation of Project Costs, and that actual Project Costs may vary based upon field conditions, actual supplier and contractor contracts and other issues. Neither Tri-State nor Pathnet will unreasonably withhold their consent to a change requested by the other.

           3.9 Tri-State shall at all times have the right to observe and inspect Pathnet's performance in connection with the Project.

           3.10 All construction activities on the Project shall be conducted so as to avoid interference with the utility operations of the Parties. Any construction activities that may adversely affect the utility operations of a Party shall be approved in advance by such Party. Such approval shall not be unreasonably withheld, but may be conditioned on Pathnet taking appropriate measures to minimize the risk of interference. The Parties will cooperate with Pathnet to enable Pathnet to construct the Project as expeditiously and cost-effectively as possible, which cooperation will include the scheduling of utility outages where doing so will not materially and adversely affect utility operations.

           3.11 The parties currently contemplate that the number of Fibers on the Project will be [* * *], with minor modifications on certain segments of the Project. In the event that Pathnet or Tri-State agree to modify the foregoing number of Fibers in the Project, Pathnet will provide written notice of such fact to the Participating Member Systems. Within five (5) business days thereafter, any Participating Member System may object to the modification of the number of additional Fibers. Any Participating Member System that does not respond within such five (5) day period will be deemed to have consented to the modification. If a Participating Member System objects to

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modification of the number of Fibers, then Pathnet and Tri-State may agree to make such modification over the objection.

4.         UNDERLYING RIGHTS

4.1 The Underlying Rights for the Southern Route will be provided pursuant to the PNM Agreement. Tri-State will provide the Underlying Rights for the Northern Route pursuant to this Agreement and to the extent permitted by the Underlying Rights that have been provided to Pathnet for its review prior to [* * *], hereby grants to each Party an easement for the term of this Agreement to use and access the Tri-State right of way to the extent necessary or appropriate to permit such Party to exercise its rights and perform its obligations hereunder. Pathnet will be responsible for obtaining any and all other Underlying Rights required to install, maintain and operate the System, provided that the Parties will use reasonable efforts to cooperate with Pathnet in obtaining any additional underlying rights. Prior to [* * *], Tri-State will disclose to Pathnet any Underlying Rights Requirements of which it is aware that would materially interfere with the construction and operation of the System on the Northern Route. Tri-State will use its best efforts to obtain Perfection Rights for at least the term of the Agreement, and will not agree to any Perfection Rights for less than the term of the Agreement without the prior written consent of Pathnet. If Tri-State is unable to obtain Perfection Rights for the full term of the Agreement on any portion of the right of way, then Tri-State and Pathnet will convene to discuss the best way to proceed. Provided that Tri-State follows the procedures set forth in this Section 4.1, Tri-State will not be in breach of this Agreement for any failure to obtain Perfection Rights for the full term of this Agreement.

           4.2 In order to prevent a situation where Tri-State incurs Project Costs in obtaining the Perfection Rights, but is subsequently unable to obtain sufficient Perfection Rights to develop the System, Tri-State may obtain Perfection Rights by making deposit or option payments, with full payment for the Perfection Rights contingent on acquiring sufficient Perfection Rights to develop the System. Pathnet shall be responsible for its share of the costs in obtaining the Perfection Rights, including both the amount of any payments to landowners and the cost of contractors and Tri-State personnel (not in excess of costs that would have been charged by non-affiliated entities) in obtaining the Perfection Rights, provided that if Pathnet elects to withdraw from the Project as provided in Section 5.2, Pathnet's share of the costs of acquiring the Perfection Rights shall be capped at [* * *].


5.         COMPLETION

           5.1 Prior to commencement of construction, Tri-State and Pathnet will agree on a construction schedule for the construction of the Project. Pathnet will use best efforts to adhere to the construction schedule, which will be extended to the extent of delays due to Force Majeure events, any extension of time expressly provided for in this Agreement or the agreement of Pathnet and Tri-State.

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           5.2 After discussing alternatives to termination with the other
Parties, each of the Parties shall be permitted to withdraw from participation in this Agreement upon the occurrence of the termination conditions provided in
Section 2.6 of the PNM Agreement as to the Southern Route, or if perfection of the Northern Route exceeds [* * *] or is not substantially complete by [* * *]. In addition, (i) for ten (10) business days after the date hereof, Pathnet and Tri-State may conduct due diligence on each other, and each of Pathnet and/or Tri-State may withdraw upon written notice within such ten (10) day period if such due diligence reveals issues that would materially interfere with the other Party's ability to fulfill its obligations hereunder; and (ii) Tri-State may withdraw within forty five (45) days after the Effective Date if it fails to obtain any required approvals from the Rural Utility Service. The Parties acknowledge that, in order to enable construction of the Project during the September maintenance window on the Northern Route, Pathnet will have to incur engineering, network design and other Project Costs prior to [* * *]. In consideration for Pathnet's agreement to incur such Costs prior to [* * *], if Pathnet desires to withdraw from participation in the Agreement as provided in this Section, because perfection of the Northern Route exceeds [* * *] or is not substantially complete by [* * *], then Tri-State will reimburse Pathnet for actual and reasonable Project Costs incurred by Pathnet attributable to the Northern Route prior to termination, other than Pathnet's share of costs attributable to acquisition of the Perfection Rights as set forth in Section 4.2 hereof. Pathnet will keep Tri-State informed as to Project Costs incurred, and will use commercially reasonable efforts to minimize such Project Costs. If Pathnet elects to withdraw from participation in the Southern Route and the Northern Route, then at Tri-State's request, and subject to the prior approval of Public Service of New Mexico and the release of Pathnet from all obligations thereunder, Pathnet will assign the agreement for development of the Southern Route to Tri-State so that it may complete the Project. If any Party withdraws, then any non-withdrawing Party may contribute the withdrawing Parties' capital to the Project and continue the Project, in which event the withdrawing Party(s) will have no further rights or obligation under the Agreement, and the remaining Parties' share of revenue from the Project shall be adjusted to reflect its additional contribution. No Party will be obligated to continue participation after withdrawal of another Party. Each Party will remain fully liable for Project Costs incurred prior to the date of withdrawal or termination, as appropriate. Notwithstanding the foregoing, if Tri-State elects to withdraw from participation, then upon completion of the Project, the Project will provide Tri-State with [* * *].

6.         TITLE TO SYSTEM.

           6.1. Title to the Tri-State Facilities shall be retained by Tri-State. Public Service of New Mexico shall retain title to the PNM Cable. Pathnet shall retain title to all other portions of the System, including regeneration and equipment shelters, and Cable not on a Party's Utility Facilities except that notwithstanding the foregoing, legal ownership shall not vest in Pathnet for more than [* * *] of the aggregate initial value of the Project's fibers, equipment and other property. Nothing herein shall be deemed to grant Pathnet title to any Utility Facilities or other property in which a Party has a fee, easement, lease, license, permitting or other ownership interest. Each Party shall retain full ownership to (and shall be responsible for all costs in connection with) all optronics and

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other equipment such Party adds to the System for the purpose of creating, operating or selling telecommunications capacity or services, provided that any of such equipment that is attached to a Party's Utility Facilities will be owned by that Party.

           6.2 Each Party grants to the other Parties rights in and to all property owned by the granting Party sufficient to allow the grantee to exercise its rights, privileges and obligations hereunder, all to the extent of the granting Parties rights in such property and subject to all Underlying Rights Requirements, including the PNM Agreement. The foregoing grant includes the grant of an IRU for the Term of this Agreement in any Fibers, Cable and other equipment or property owned by the granting Party sufficient to enable the grantee to utilize its Retained Fibers as provided herein, and to enable Pathnet to Dispose of the Pooled Fibers as provided herein.

7.         CAPITAL CONTRIBUTIONS

           7.1 Each Party shall be responsible for timely payment of its pro-rata share of Project Costs to a third-party escrow agent acceptable to all Parties (the "Project Escrow") as follows: Tri-State shall pay [* * *], Pathnet shall pay [* * *], and each Participating Member System shall pay [* * *]. Payments to the third party escrow agent shall be held in an interest bearing account. All payments of Project Costs shall be made into a Project Escrow as provided in this Article 7.

           7.2 During construction of the Project, Pathnet shall provide each month to Tri-State for its review and approval an up-to-date budget, an up-to-date costs report of the Project on a percentage of completion basis, and a cash flow projection of the costs of the Project to be incurred during the following month of the development and construction of the Project. These reports shall be updated monthly and quarterly. After submission of the first cash flow projection, the Parties shall thereafter establish a Project escrow account (the "Project Escrow") from which Project Costs will be paid. The Project Escrow will initially be funded on or before the date that is thirty
(30) days after Pathnet provides the initial budget and cash flow projections and thereafter, by periodic payments on a schedule to be agreed to by the Parties. Each Party's payment to the Project Escrow shall be that Party's share of 100% of the Project Costs projected to become due and payable in the succeeding quarter plus a buffer of fifteen percent (15%) of such payment. All payments into the Project Escrow will be made by wire transfer, and will be made within fifteen (15) days after such Party's receipt of the cash flow projection reviewed and approved by Tri-State. The Parties shall also make unscheduled payments as agreed upon by the Parties into the Project Escrow as necessary to account for unforeseen circumstances.

           7.3 The Project Escrow agreement shall provide that the escrow agent shall disburse Project Costs from the Project Escrow upon its receipt from Pathnet of (i) a draw request accompanied by reasonable supporting documents describing Project Costs incurred; and (ii) a certification that such request and documentation has been provided to Tri-State. The escrow agent shall wait for ten (10) days after the date of the draw request before honoring the draw request. In the event that Tri-State disputes the draw request, then within such ten (10) days period, Tri-State may

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deliver written notice to the escrow agent describing, in reasonable detail, such dispute. Upon receipt of Tri-State's objection, the escrow agent shall honor such portion of the draw request that is undisputed, if any, but shall not disburse any disputed amounts until receipt of written notice from Tri-State and Pathnet resolving such dispute. If Tri-State has not disputed the draw request, the escrow agent shall disburse the draw request from the Project Escrow. The Project Escrow shall terminate upon mutual agreement of the Parties. Tri-State shall have the right to submit requests for disbursement from the Project Escrow for (1) the reasonable and actual costs Tri-State incurs to acquire and obtain easements and rights-of-way to the extent attributable to the Project, (2) all reasonable and actual costs and expenses relating to obtaining the grant of the express right to install and operate, on Tri-State Utility Facilities, or right-of-way or other property owned by Tri-State, used by Tri-State for its utility operations, or for which Tri-State has been granted a permit for utility operations, fiber optic cable and other facilities for the purpose of transmitting voice, data, video and any other signals between all types of customer premises equipment or carrier equipment, (3) any increase in real estate or property taxes on Tri-State right-of-way attributable to the Project,
(4) the costs of obtaining the Perfection Rights, (5) and any costs, including litigation costs, incurred to defend Underlying Rights, Perfection Rights, or other approvals necessary for the construction, installation, operation, testing, maintenance or repair of the System, provided that all such defense activities shall be conducted as provided in Section 16.1.3 hereof., in which event Pathnet and Tri-State shall follow the same procedures set forth in this paragraph as to such draw requests, including Pathnet's right to dispute Tri-State's requested draws from the Project Escrow.

           7.4 Prior to the Completion Date, Pathnet shall provide to Tri-State each month an up-to-date costs report of the Project on a percentage of completion basis and forecast reports prepared in accordance with generally accepted accounting principles. A complete set of books of account and records of the Project, truly and accurately documenting the Project Costs of the Project shall be maintained at Pathnet's office. Tri-State or its designated representatives shall have access to and right to inspect, copy and audit such books and records during business hours upon reasonable prior notice. In the event that Tri-State disputes any amount, Tri-State shall provide written notice describing in detail the basis for any such dispute and promptly forward such notice to Pathnet. To the extent Pathnet and Tri-State are otherwise unable to resolve such dispute through their respective operating and administrative personnel within thirty (30) days after notice thereof from Tri-State, the matter shall be submitted for dispute resolution as provided in this Agreement.


8.         GENERAL PROVISIONS RE: CAPITAL CONTRIBUTIONS

           8.1 In the event that a Party fails to make any payment under this Agreement when due, such amounts shall accrue interest from the date five (5) days after such payment is due until paid, compounded monthly, at an annual rate equal to the Default Rate.

           8.2 Tri-State shall be responsible for and pay all sales and/or purchase taxes levied or assessed by any governmental agency in connection with any transfer or deemed transfer of title to

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the Tri-State Cable to Tri-State. Each Party will be responsible for payment of any and all sales and/or purchase taxes levied on any assets or IRU conveyed to such Party. The Parties will cooperate to minimize any such taxes. Neither Tri-State nor the Participating Member Systems will have any liability for any taxes attributable to any transfer of assets to PNM.

           8.3 In addition to the Project Escrow, within thirty (30) days after funding of the Project Escrow, the Parties shall create and fund a security escrow account (the "Security Escrow") with a third-party financial institution reasonably acceptable to all of the Parties. Payments to the third party escrow agent shall be held in an interest bearing account. Each party shall fund the Security Escrow with [* * *] of such Party's total estimated contribution to Project Costs. Once the Project is [* * *] complete, funds from the Security Escrow will be available to the Project Escrow to pay Project Costs. The Security Escrow will provide that upon a Default by a Party, all of such Party's funds in the Security Escrow shall be available to the Project Escrow to pay Project Costs as they become due, and such disbursements will be credited towards the defaulting Party's capital contribution to the Project. All interest earned on a Party's contribution to the Security Escrow will be capitalized on such Party's escrowed funds.

8.4 Each Party will provide all documents reasonably requested by and financial assurances reasonably acceptable to the other Parties on or before sixty (60) days following the Effective Date, including but not limited to, any Pathnet agreements (or pertinent parts thereof) with Lucent or other equipment manufacturers, any Pathnet agreements (or pertinent parts thereof) or correspondence with Native American tribes, and any agreement with or permits granted by the U.S. Forest Service or other governmental or municipal organization.


9.         REVENUE SHARING.

           9.1 The Parties will create a pool consisting of indefeasible rights to use [* * *] of the Project's Fibers, and such IRUs shall be termed "Pooled Fibers." Each Party shall be granted IRUs in the following number of Fibers for the term of this Agreement, which Fibers shall be termed "Retained Fibers":
Pathnet - [* * *]; Tri-State - [* * *]; Participating Member System - [* * *], to be allocated among the Participating Member Systems in proportion to their capital contributions. Each Party may sell Retained Fibers to another Party, provided that such Fibers shall remain Retained Fibers and shall be subject to all restrictions thereon.

           9.2 Pathnet shall be the exclusive sales and marketing agent for Dispositions of the Pooled Fibers, and for sales, leases or other grants of other rights on the System, including use of Equipment Shelters, other than sales of Retained Fibers between Parties. Pathnet will have sole responsibility for setting the terms and conditions of any such transactions above the Minimum Price agreed upon by the Parties, subject to the conditions imposed by this Agreement, and shall have the right, in its sole discretion, to accept or reject any such orders. Pathnet will dedicate commercially reasonable efforts to the marketing and sale of the Pooled Fibers and to getting, in Pathnet's

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reasonable judgment, the highest price the market will bear. In consideration for its sales and marketing efforts, Pathnet will be entitled to a sales commission on the revenues received from the Disposition of Pooled Fibers or of other rights on the System, including Equipment Shelter rights, as provided below (the "Sales Commission"). Nothing herein shall be deemed to grant Pathnet the right to lease, license or otherwise convey rights to use a Party's Utility Facilities, Tri-State Facilities, or Underlying Rights owned by Tri-State, used by Tri-State for its utility operations, or for which Tri-State has been granted a permit for use in connection with its utility operations or other property used by a Party for its utility operations. Notwithstanding the foregoing, Pathnet shall have the right to grant access and other similar rights incidental and appropriate to the Disposition of Fibers or rights on the System.

           9.3 If Tri-State has obtained all Perfection Rights necessary to permit the construction and operation of the System on the Northern Route by [*
* *], or if the Project Costs associated with obtaining the Perfection Rights are equal to or less than [* * *], then the Sales Commission shall be [* * *] of the revenues from transactions on the System. Otherwise, the Sales Commission shall be [* * *] of such revenues. Notwithstanding the foregoing, in any event, the Sales Commission on transactions to customers referred to Pathnet by Tri-State or one of the Participating Member Systems shall be [* * *]. Pathnet will not receive a Sales Commission on sales of Retained Fibers between the Parties or on a disposition of the Pooled Fibers to Pathnet, Tri-State or a Participating Member System.

           9.4. The Pooled Fibers shall be Disposed of as dark fibers, or with the benefit of optical regeneration and/or amplification only if agreed to by the Parties. Any other sale, lease, assignment, transfer or other disposition in connection with the Pooled Fibers, including the creation and sale of telecommunications capacity, a swap or exchange of the Pooled Fibers, or the Disposition of Pooled Fibers for less than the Minimum Prices shall require the prior consent of the Parties. If all Participating Member Systems have not agreed to a requested modification of the Minimum Prices within five (5) business days after receipt of such request, Pathnet and Tri-State, after reaching an agreement, may elect to modify such Minimum Prices without their consent. All Pooled Fibers will be Disposed of with a restriction prohibiting resale as dark fibers, or with the benefit of optical amplification or regeneration, for at least [* * *] years from the date of sale.

           9.5. All Dispositions shall be made pursuant to an agreement in form and content to be mutually agreed to between Tri-State and Pathnet prior to any Disposition. Provided that the proposed Disposition complies with the Minimum Prices and does not materially diverge from the approved form of agreement, then the Disposition of the Pooled Fibers may be consummated without further consent. The agreement for the Disposition of the Pooled Fibers shall require the customer to pay all fees, franchise charges, universal service fund contributions, taxes, assessments or other governmental impositions.

           9.6 Upon expiration or termination of any Disposition, all Pooled Fibers that were part of that Disposition shall revert to the Pool and shall continue to be Pooled Fibers.


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           9.7 Either party shall have the right to use, create and sell telecommunications capacity on, swap or otherwise deal with its Retained Fibers without restriction, except that no Party may, directly or indirectly, effect a Disposition of Retained Fibers as dark fibers, or with the benefit of optical amplification or regeneration, until all Pooled Fibers have been Disposed of, except as to another Party as provided herein.

           9.8. The Pooled Fibers shall be disposed of as dark fibers at no less than the Minimum Price agreed upon by all of the Parties. If the Parties fail to agree on a mutually acceptable price for a Disposition that is below the Minimum Prices, then Pathnet may consummate such Disposition with its Retained Fibers, or with Fibers purchased from Pooled Fibers at the Minimum Prices.

           9.9 Revenues received by Pathnet from Dispositions of the Pooled Fibers or rights on the System, including licenses for use of any Equipment Shelters, after deduction of the Sales Commission discussed above and any taxes, assessments, impositions and other charges imposed by governmental agencies not passed through to the customer, shall be allocated among the parties in accordance with their respective contributions to Project Costs. After deducting the Sales Commission, Pathnet will disburse revenues from each transaction in proportion to each Party's capital contribution within thirty (30) days after receipt, and will attempt to expedite all such disbursements. If Pathnet fails to disburse such sums within thirty (30) days, then such sums will bear interest at the Default Rate until disbursed.

           9.10. Each Party may purchase indefeasible rights to use Pooled Fibers, at the agreed upon Minimum Prices for the term of this Agreement, but the number of Pooled Fibers that a Party may purchase shall be equivalent to such Party's capital contribution to the Project (i.e. if a Party has contributed 25% of the capital to the Project, such Party may purchase up to 25% of the Pooled Fibers, or [* * *] Pooled Fibers). The purchasing Party may use, create and sell telecommunications capacity on, swap or otherwise deal with such Fibers without restriction, except that the purchasing Party may not Dispose of the purchased Fibers as dark Fibers or Fibers with the benefit of optical amplification or regeneration, for a period of [* * *] after the date of purchase. The purchasing party shall be entitled to its share of the revenue from the initial purchase of the Pooled Fibers as if the purchasing party were an unrelated third party, but shall thereafter retain all revenue resulting from the purchased Pooled Fibers. Pathnet shall not be entitled to any Sales Commission on a Disposition of the Pooled Fibers to Pathnet, Tri-State or a Participating Member System.

10.        ADDITIONAL BENEFIT RE: TELECOMMUNICATIONS CAPACITY

           10.1 Subject to availability, each of the Parties has the right to purchase telecommunications capacity on lit fiber from Pathnet on the System at the most favorable rate that is being offered by Pathnet on the open market (not including reasonable costs of interconnection, collocation and other non-recurring charges based on the open market prices that third parties assess

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Pathnet). Nothing in this provision shall be deemed to require Pathnet to create or offer services or telecommunications capacity on fiber that lacks the benefit of optical amplification or regeneration or optronics for the creation of telecommunications capacity.

11.        DEFAULT

           11.1 The following events shall be deemed to be events of default (each, a "Default") under this Agreement:

                      11.1.1 A Party's violation of any applicable laws, statutes, ordinances, codes, Underlying Rights Requirements, or other legal requirements which substantially affects the progress, maintenance or operation of the Project, if such violation(s) is not remedied within fifteen (15) Business Days after receipt of notice thereof from a non-defaulting Party, or, if such default cannot with reasonable diligence be remedied within such period, a Party's failure to remedy such default within an additional period reasonably required to remedy such default if a longer period is permitted at law (provided that the defaulting Party promptly commences the remedy within such fifteen (15) day period and diligently pursues appropriate efforts to remedy such default until completion);

                     11.1.2 Subject to a Party's right to dispute payment of sums due hereunder as provided in Article 7, such Party's failure to make any payment of money required under this Agreement within fifteen (15) Business Days after receipt of written notice of the requirement of such payment;

                     11.1.3 A Party becomes insolvent, liquidates, is adjudicated as bankrupt, makes an assignment for the benefit of creditors, invokes any provision of law for the relief of debtors or initiates any proceeding seeking protection from its creditors;

                     11.1.4 A material breach of this Agreement by a Party which is not cured within thirty (30) days after receipt of written notice from a non-breaching Party, or, if the default cannot be remedied within such period, the breaching Party's failure to commence the remedy within such thirty (30) day period and diligently pursue appropriate efforts to remedy such default until completion.

12.        REMEDIES UPON DEFAULT

           12.1 Tri-State's Default. In the event of a Default by Tri-State, Pathnet shall, in addition to any other right or remedy available at law or in equity, have the right to elect any or all of the remedies set forth below:

                     12.1.1 Pathnet may temporarily suspend construction of the Project for the duration of such Default, which suspension shall delay the scheduled Completion Date for the

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           suspension period; in the event Pathnet suspends its performance, the
           Participating Member Systems shall have the right to cure Tri-State's Default, and upon such cure, Pathnet shall recommence performance;

                     12.1.2 Pathnet may require additional security to ensure that Tri-State retains the financial and other ability to timely fulfill its obligations under this Agreement. Such security shall be no greater than necessary, and may include, without limitation, additional financial guarantees by Tri-State or other third party; escrowed funds; letters of credit; or a payment bond;

                     12.1.3    Intentionally Omitted;

                     12.1.4 Pathnet and the Participating Member Systems may complete the Project as provided herein so long as such does not violate any permit, right-of-way agreement or other Underlying Rights provided to Pathnet for its review prior to [* * *]. In the event that the Default is a monetary default, (i) Pathnet and the Participating Member Systems may contribute Tri-State's remaining share of the Project Costs and the revenue from the Project shall be reallocated to reflect the additional capital contributions by Pathnet or the Participating Member Systems, and (ii) Tri-State's right to share in revenue shall be adjusted to reflect Tri-State's actual capital contributions to Project Costs (including any amounts contributed from escrowed funds). Notwithstanding the foregoing, in connection with any loss, cost, damage or expense they incur in connection with such Default by Tri-State, Pathnet and the Participating Member Systems may (a) retain such amounts, plus interest at the Default Rate, from all disbursements of revenue due to Tri-State; and/or (b) recover such amounts in a proceeding under
           Article 32 hereof;

                     12.1.5 In the event such Default materially affects another Party's ability to perform its rights and obligations hereunder, that Party may seek appropriate injunctive relief in a court of competent jurisdiction.

                     12.2 Pathnet's Default. In the event of a Default by Pathnet, Tri-State and the Participating Member Systems shall, in addition to any other right or remedy available at law or equity, have the right to elect any of the remedies set forth below.

                     12.2.1 The other Parties may temporarily suspend payment of any sums owing hereunder until such Default is cured;

                     12.2.2 One or more of the other Parties may require additional security to ensure that Pathnet retains the financial and other ability to timely fulfill its obligations under this Agreement. Such security shall be shall be no greater than necessary, and may include, without limitation, additional financial guarantees by Pathnet or other third party; escrowed funds; letters of credit; or a performance bond;


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                     12.2.3    Intentionally Omitted;

                     12.2.4 Tri-State or the Participating Member Systems may complete the Project as provided herein by themselves or by using a vendor of Pooled Fibers other than Pathnet. In the event that the Default is a monetary default, (i) Tri-State and the Participating Member Systems may contribute Pathnet's remaining share of the Project Costs and Tri-State's and the Participating Member System's respective shares of revenue shall be reallocated to reflect their additional capital contribution, and (ii) Pathnet's right to share in revenue shall be adjusted to reflect Pathnet's actual capital contributions to Project Costs (including any amounts contributed from escrowed funds). Notwithstanding the foregoing, in connection with any loss, cost, damage or expense they incur in connection with such Default by Pathnet, Tri-State or the Participating Member Systems may (a) retain such amounts, plus interest at the Default Rate, from all disbursements of revenue due to Pathnet; and/or (b) recover such amounts in a proceeding under Article 32 hereof;

                     12.2.5 In the event such Default materially affects a Party's ability to perform its rights and obligations hereunder, that Party may seek appropriate injunctive relief in a court of competent jurisdiction.

                     12.3 Default by the Participating Member System's. In the event of a Default by a Participating Member System, Pathnet and Tri-State shall, in addition to any other right or remedy available at law or equity, have the right to elect any of the remedies set forth below:

                     12.3.1 Pathnet may temporarily suspend construction of the Project for the duration of the Default, which suspension shall delay the scheduled Completion Date for the suspension period; in the event Pathnet suspends its performance, Tri-State and the remaining Participating Member Systems shall have the right to cure the Participating Member System's Default, and upon such cure, Pathnet shall recommence performance;

                     12.3.2 Either or both of Pathnet and Tri-State may require additional security to ensure that the defaulting Participating Member System retains the financial and other ability to timely fulfill its obligations under this Agreement. Such security shall be as determined by the requiring party in its sole discretion, and may include, without limitation, additional financial guarantees by an Participating Member System or other third party; escrowed funds; letters of credit; or a performance bond;

                     12.3.3 Any or all of the remaining participants may complete the Project as provided herein. If the Default is a monetary default, then (i) Pathnet Tri-State or any remaining Participating Member System may contribute the defaulting Participating Member System's remaining share of the Project Costs and the Parties' respective shares of revenue shall be reallocated to reflect their additional capital contribution, and (ii) the defaulting Participating

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           Member System's right to share in revenue shall be adjusted to reflect such Participating Member System's actual capital contributions to Project Costs (including any amounts contributed from escrowed funds). Notwithstanding the foregoing, the Parties may, on a pari passu basis, retain the amount of any loss, cost, damage or expense it has incurred in connection with such Default by such Participating Member System, plus interest at the Default Rate, from all disbursements of revenue due to such Participating Member System; and/or (b) recover such amounts in a proceeding under Article 32 hereof;

                     12.3.4 In the event such Default materially affects a Party's ability to perform its rights and obligations hereunder, that Party may seek appropriate injunctive relief in a court of competent jurisdiction.

                     12.3.5 If Parties (not including Pathnet) representing more than 30% of the capital contributions to the Project Default hereunder, Pathnet may terminate this Agreement, in which event all obligations of Pathnet hereunder shall be null and void, and Pathnet may recover damages from the defaulting Participating Member Systems in a proceeding under Article 3 hereof.

13.        LIMITED WARRANTY

           13.1 For a period of twelve (12) months following the Completion Date, Pathnet warrants that the engineering, design, construction and installation of the System is in compliance with the Project Specifications and the terms of this Agreement. Upon termination of the twelve (12) month warranty period, Tri-State shall have no further recourse whatsoever against Pathnet with respect to the engineering, design, construction and installation of System except for claims made during such warranty period, for which Pathnet shall remain responsible.

           13.2 EXCEPT AS SET FORTH IN THIS ARTICLE 13 OR AS MAY BE SET FORTH SPECIFICALLY AND EXPRESSLY ELSEWHERE IN THIS AGREEMENT, NO PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SYSTEM OR ANY PERFORMANCE OF SUCH PARTY HEREUNDER, , INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE WARRANTIES SET FORTH IN THIS AGREEMENT CONSTITUTE THE ONLY WARRANTIES MADE BY THE PARTIES TO EACH OTHER WITH RESPECT TO THIS AGREEMENT AND ARE MADE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED.

14.        MAINTENANCE

           14.1 Pathnet shall be responsible for obtaining maintenance and monitoring services for the System after the Completion Date. Any maintenance agreement shall be decided on a

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competitive cost basis reasonably acceptable to all Parties. Any maintenance contract for lit Fibers shall require that the maintenance provider maintain the System at least to the standards set forth in Exhibit B hereof, or to such other standards as may be agreed upon by Tri-State and Pathnet. Each Party may bid to provide maintenance and monitoring services on all or part of the System. Notwithstanding the foregoing, any monitoring of dark Pooled Fibers on the System prior to Disposition of such Fibers will be conducted by Pathnet at no cost to the Project.

           14.2 Pathnet acknowledges and agrees that in the event of damage to the System that adversely affects a Party's utility operations, that Party's first priority will be to restore utility operations. Each Party will cooperate with Pathnet or another maintenance provider to permit restoration and repair of the System as promptly as possible.

           14.3 Each Party will notify Pathnet and Tri-State immediately upon its becoming aware of a situation that adversely affects, or threatens to adversely affect, the System or a Party's utility operations.

15.        LEGAL REQUIREMENTS

           15.1 Except as may appear to the contrary in this Agreement, Pathnet shall be fully responsible for obtaining and maintaining all required regulatory permits, franchises, authorizations, licenses, consents or approvals required for the construction of the Project (the "Permits"), except that Tri-State will be responsible for obtaining any permits required from the Bureau of Land Management and such other permits that Tri-State identifies that it desires to obtain prior to [* * *]. All permits relating to Tri-State Facilities or Underlying Rights used by Tri-State for its utility operations shall be in the name of Tri-State. Each Party shall provide such assistance to Pathnet in fulfilling its obligations hereunder as Pathnet may from time to time reasonably request.

           15.2 Pathnet shall fully comply with all provisions of applicable law in carrying out its obligations hereunder but shall not be obliged under any circumstances whatsoever to obtain any of the permits, authorizations, licenses, consents or approvals to be obtained by Tri-State in the conduct of its business, or the use and operation by each Party of its rights in the System.

           15.3 Each Party shall be solely responsible for compliance with all legal and regulatory requirements associated with its business or with ownership or operation of its portion of the System, including without limitation obtaining, maintaining and paying for any and all required regulatory permits, franchises, authorizations, licenses, consents or approvals which are required for its use, ownership and operation of its portion of the System, and the other Parties shall have no responsibility or liability whatsoever in connection therewith.

           15.4 Each Party shall comply with all terms and conditions of the Underlying Rights Requirements. At the request of a Party, each of Pathnet and Tri-State shall provide the requesting

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Party with a copy of all Underlying Rights including those obtained in connection with the Southern Route.

16.        INDEMNIFICATION AND LIABILITY

           16.1      Indemnities.

                     16.1.1 Pathnet hereby releases and agrees to indemnify, defend, protect and hold harmless the other Parties, their respective directors, officers, stockholders, members, agents, and employees, and their respective successors or permitted assigns from and against, and assumes liability for: (i) any and all causes of action, demands, claims, suits, losses, judgments or costs, including without limitation legal costs and reasonable attorney fees (collectively "Damages") which may be brought by or asserted by any of Pathnet's affiliates, subscribers, or subscribers' customers, any person or entity providing labor, services or materials to Pathnet, or any other action or matter of any nature arising out of, connected to, or related to Pathnet's design, construction, maintenance, operation or use of the System, and (ii) each and every breach, or material default by Pathnet of any of its covenants, agreements, duties or obligations hereunder, and (iii) any violation by Pathnet of any regulation, rule, statute or court order of any local, state or federal governmental agency, court or body in connection with Pathnet's performance of its obligations under this Agreement, and
           (iv) each and every breach or default of any of Pathnet's representations or warranties contained herein; and (v) any of the acts, omissions, negligence or willful misconduct of Pathnet or its directors, officers, stockholders, affiliates, employees, contractors or agents in connection with the performance of this Agreement, unless and to the extent that the claim results from the actions or omissions of Pathnet at the direction or on the request of Tri-State or an Participating Member System, or from the actions or omissions of Tri-State or an Participating Member System, or unless liability is otherwise disclaimed in this Agreement. The provisions of this Section shall survive termination or expiration of this Agreement.

                     16.1.2 Tri-State hereby releases and agrees to indemnify, defend, protect and hold harmless the other Parties, their respective directors, officers, stockholders, agents, and employees, and their respective successors or permitted assigns from and against, and assumes liability for: (i) any and all causes of action, demands, claims, suits, losses, judgments or costs, including without limitation legal costs and reasonable attorney fees (collectively "Damages") which may be brought by or asserted by any of Tri-State's, affiliates, subscribers, subscribers' customers, any person or entity providing labor, services or materials to Tri-State, or any other action or matter of any nature arising out of, connected to, or related to Tri-State's construction, maintenance, operation or use of the System, and (ii) each and every breach, or material default by Tri-State of any of its covenants, agreements, duties or obligations hereunder, and (iii) any violation by Tri-State of any regulation, rule, statute or court order of any local, state or federal governmental agency, court or body in connection with Tri-State's performance of its obligations under this Agreement, and (iv)

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           each and every breach or default of any of Tri-State's
           representations or warranties contained herein; and (v) any of the acts, omissions, negligence or willful misconduct of Tri-State's directors, officers, stockholders, members, affiliates, employees, contractors or agents in connection with the performance of this Agreement, unless and to the extent that the claim results from the actions or omissions of Tri-State at the direction or on the request of another Party, or from the actions or omissions of another Party, or unless liability is otherwise disclaimed in this Agreement. The provisions of this Section shall survive termination or expiration of this Agreement.

                     16.1.3 Each Participating Member System hereby releases and agrees to indemnify, defend, protect and hold harmless the other Parties, their respective directors, officers, stockholders, members, agents, and employees, and their respective successors or permitted assigns from and against, and assumes liability for: (i) any and all causes of action, demands, claims, suits, losses, judgments or costs, including without limitation legal costs and reasonable attorney fees (collectively "Damages") which may be brought by or asserted by that Participating Member System's affiliates, subscribers, or subscribers' customers, any person or entity providing labor, services or materials to that Participating Member System, or any other action or matter of any nature arising out of, connected to, or related to that Participating Member System's design, construction, maintenance, operation or use of the System, including any Segment, and (ii) each and every breach, or material default by that Participating Member System of any of its covenants, agreements, duties or obligations hereunder, and (iii) any violation by that Participating Member System of any regulation, rule, statute or court order of any local, state or federal governmental agency, court or body in connection with that Participating Member System's performance of its obligations under this Agreement, and (iv) each and every breach or default of any of that Participating Member System's representations or warranties contained herein; and (v) any of the acts, omissions, negligence or willful misconduct of that Participating Member System or its directors, officers, stockholders, affiliates, employees, contractors or agents in connection with the performance of this Agreement, unless and to the extent that the claim results from the actions or omissions of that Participating Member System at the direction or on the request of another Party or from the actions or omissions of another Party, or unless liability is otherwise disclaimed in this Agreement. The provisions of this Section shall survive termination or expiration of this Agreement.

                     16.1.4 The Parties agree to promptly provide each other with notice of any lawsuit, judicial, administrative or other dispute resolution, action, proceeding or claim of which it becomes aware and which it believes may result in an indemnification obligation hereunder (each, an "Action"); provided that the failure to provide any such notice shall not affect the indemnifying Party's indemnification obligation unless the indemnifying Party is actually prejudiced by the failure to receive such notice and then only to the extent of such prejudice. After receipt of any such notice, if the indemnifying Party shall acknowledge in writing to the indemnified Party that the indemnifying Party shall be obligated under the terms of this

                                      Confidential Treatment Requested
           indemnity hereunder in connection with such Action, then the indemnifying Party shall be entitled, if it so elects (i) to take control of the defense and investigation of such Action, (ii) to employ and engage attorneys of its own choice, which are reasonably acceptable to the indemnified Party, to handle and defend the same, at the indemnifying Party's cost, risk and expense, unless the named Parties to such action or proceeding include both the indemnifying Party and the indemnified Party and the indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified Party that are different from or additional to those available to the indemnifying Party, in which case the indemnified Party shall also have the right to employ its own counsel in any such case with the reasonable fees and expenses of such counsel being borne by the indemnifying Party, and (iii) to compromise or settle such Action, which compromise or settlement shall be made only with the written consent of the indemnified Party, such consent not to be unreasonably withheld or delayed, provided, however, such consent of the indemnified Party is not required if such settlement, compromise or consent includes as an unconditional term thereof given by the claimant or the plaintiff to the indemnified Party a full release from all liability in respect of such indemnifiable claim. Notwithstanding anything in this Article 16 to the contrary, (i) if there is a reasonable probability that an indemnifiable claim may materially adversely affect the indemnified Party, other than as a result of money damages or other money payments, the indemnified Party shall have the right to participate in such defense, compromise or settlement and the indemnifying Party shall not, without the indemnified Party's written consent (which consent shall not be unreasonably withheld or delayed), settle or compromise any indemnifiable claim or consent to entry of any judgment in respect thereof unless such settlement, compromise or consent includes as an unconditional term thereof giving by the claimant or the plaintiff to the indemnified Party a full release from all liability in respect of such indemnifiable claim. In all such cases, the indemnified Party shall cooperate in the defense of the Action.

           16.2 In no event shall any Party be liable to the other for any non-performance or breach of contract, or for any costs, losses or damages, including without limitation loss of profit or consequential damages of any type whatsoever under this Agreement, which arise by reason of or under conditions of Force Majeure.

           16.3 Notwithstanding any other provision in this Agreement, no Party shall be liable for any loss of profit or revenues, or indirect, incidental, consequential, punitive, special or exemplary damages of any type whatsoever arising under this Agreement.

           16.4 Notwithstanding any other provision of this Agreement, no Party shall be liable for any breach hereof or for any claim of any nature whatsoever in the aggregate in excess of [* * *] of the Project Costs as estimated as of the date hereof, provided that the foregoing limitation on damages shall not apply to a Party's funds in the Security Escrow to the extent such funds are allocated to the Project and increase such Party's share of capital costs of the Project. This Section 16.4 shall not form the basis of any claim against either party in and of itself, and shall not increase

                                      Confidential Treatment Requested
or enlarge the liability of either party pursuant to the other terms of this Agreement or otherwise. This Section 16.4 shall not limit any claim by a party against an insurer under any insurance policy specified and provided hereunder. [* * *]

17.        TAXES

           17.1 Each Party shall bear its share (in proportion to its capital contribution) of any and all taxes levied by any authority in respect of the construction of the Project, provided that this shall not apply to any taxes on the income or capital of another Party or PNM. Without limiting the foregoing, taxes shall include all sales taxes, use taxes, municipal taxes, levies or assessments, and goods and services taxes, fees or other charges. The Parties shall have no liability for any such taxes payable by PNM, whether under the PNM Agreement or otherwise.

           17.2 The Parties agree to negotiate in good faith with a view to minimizing any taxes that may be due in connection with the Project.

           17.3 Notwithstanding any provision to the contrary herein, either Pathnet or Tri-State shall have the right to protest by appropriate proceedings the imposition and/or amount of any taxes or franchise, license or permit fees, interest or penalties imposed or assessed against it due to its use of the System and/or based on the physical location of the System and/or the construction thereof ("Additional Taxes"). In such event, the protesting Party shall protect, indemnify, hold harmless and defend, at the protesting Party's sole cost and expense, the other from and against any costs, expenses, damages or losses incurred by the non-protesting Party, or other reasonable charges or expenses, including reasonable attorney fees, which are incurred by the non-protesting Party as a result of the protesting Party's protest, including, without limitation, any Additional Taxes or any deficiency asserted by any taxing authority. Any benefits obtained in connection with the protest shall be allocated among the protesting parties based upon their contribution to the cost of the protest.

18.        EQUIPMENT SHELTERS

           18.1 Each party shall have the right to use up to [* * *] square feet in all Equipment Shelters constructed as part of the Project. Each party shall also have the right to construct, at its sole cost and expense, its own regeneration or equipment shelters, provided such installations do not adversely affect the System and Tri-State has given its prior written approval to the installation of any facilities that will be located on property owned by Tri-State, used by Tri-State for its utility operations, or for which Tri-State has been granted a permit for use in connection with its utility operations, and the constructing party shall retain all right, title and interest in and to such shelters, including the right to any revenues resulting from grants of licenses to use such shelter, or otherwise. Each Party shall have the right to approve any such additional shelters that would interfere with such Party's utility operations, such approval not to be unreasonably withheld. In connection with any Equipment Shelters, each party shall have the following rights:

                      18.1.1 The unrestricted right of access and entry; and

                      18.1.2 The right to utilize on an equal basis with the other party, common amenities such as power and fire suppression.

           18.2 Revenue from leases of collocation space in or any other rights to any Equipment Shelters shall be shared as provided herein.

19.        INTERCONNECTIONS AND ADDITIONAL FACILITIES

           19.1 Each Party shall have the right, at its sole cost and expense, to install interconnections and additional facilities to the System, including additional equipment shelters, provided such installations do not adversely affect the System. Each Party shall have the right to approve any such additional equipment that are attached to such Party's utility structures or that would interfere with such Party's utility operations, such approval not to be unreasonably withheld. The non-interconnecting Party will cooperate with the interconnecting Party in facilitating such interconnections. All costs related thereto, including maintenance of all equipment, shall be the sole responsibility of the Party making such interconnection and any revenues resulting therefrom, shall be retained by the Party making such interconnection. Notwithstanding the foregoing, any installation of more than the initially-agreed upon number of Fibers requires the procedures provided in
Section 3.11.

20.        REPRESENTATIONS AND WARRANTIES

           20.1 With the exception of any approvals to be obtained by Tri-State from the Rural Utility Service, each Party represents and warrants to the others that:

                      20.1.1 subject to the approvals described in Article 41 hereof, it has been duly created, is validly existing and has the power and authority to enter into and perform its obligations under this Agreement and otherwise to carry on its business as presently conducted;

                      20.1.2 the entry into and performance of this Agreement will not violate or constitute a default or breach under its Articles of Incorporation and Bylaws, any laws or orders binding upon it or any agreement to which it is a party;

                      20.1.3 there is no litigation or administrative proceeding pending or, to its knowledge, threatened against it which could reasonably be expected to have a material adverse effect on its financial condition or business;

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


                                      Confidential Treatment Requested
                      20.1.4 this Agreement has been duly authorized, executed and delivered and is binding on it and enforceable against it in accordance with its terms; and

                      20.1.5 it shall, at all times, use equipment and operate in a manner which will not damage or cause injury or impairment to the Project.

                      20.2 Except as specifically set forth in this Agreement, no party makes any representations or warranties with respect to the engineering, design, capacity, construction, installation or functions of the System.

21.        PATHNET TO INSURE PRIOR TO FINAL ACCEPTANCE DATE

           21.1 Pathnet agrees to maintain at all times during the construction of the Project the following insurance coverage as part of the Project Costs with terms and conditions acceptable to Tri-State:

                      21.1.1 Professional Liability Insurance in the amount of [* * *] per claim and in the aggregate;

                      21.1.2 Commercial General Liability Insurance in the amount of [* * *] combined single limit per occurrence, subject to the applicable annual aggregate, or such higher amounts as determined by Pathnet;

                      21.1.3 Workers Compensation Insurance and Employer's Liability Insurance in the amount of [* * *] or as required by law;

                      21.1.4 Builders Risk Insurance in the amount of [* * *], or as required by law;

                      21.1.5 Automobile Liability Insurance in the amount of [* * *] for all Pathnet owned, hired and non-owned vehicles.

                      21.1.6 Umbrella Excess Liability with limits of not less than [* * *] combined single limit in excess of the above-referenced Commercial General Liability and Automobile Insurance.

           Each of the Parties shall be added as an additional insured in the policies referred to in Section 21, with the exception of the Workers Compensation Policy, all to the extent of their respective interests in the Project. Pathnet shall obtain policies with financially reputable insurer(s) with at least an A.M. Best rating of "A" or better, which are lawfully approved to do business in all jurisdictions where any work is performed and that are reasonably acceptable to Tri-State. A certified copy of such policies shall be provided to the Parties, which will provide for thirty (30) days written notice to the Parties prior to any cancellation or modification to the policy. In addition, all policies referred to above, except Workers Compensation, shall contain a waiver of subrogation clause in favor of all insureds, their respective employees, agents, representatives, directors or officers.

22.        PARTIES TO INSURE FOLLOWING COMPLETION DATE

           22.1 As of and following the Completion Date, each Party shall obtain and maintain, at its sole cost and expense, the following insurance coverage:

                      22.1.1 Insurance coverage as set forth in any maintenance agreement; and

                      22.1.2 Any insurance coverage that is required by law; and

                      22.1.3 Any insurance coverage that either Party reasonably considers necessary.

23.        FURTHER ASSURANCES

           Each Party shall, from time to time, execute and deliver all such further documents and instruments and do all acts and things as the other Party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

24.        FEES

           Each Party hereto will pay their respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses that are not Project Costs as provided herein.

25.        PUBLIC ANNOUNCEMENTS

           No public announcement or press release concerning this Agreement may be made by a Party without the prior consent and joint approval of Pathnet and Tri-State, not to be unreasonably withheld or delayed, except as required under applicable law or in connection with the obligations of a public company.

26.        BENEFIT OF THE AGREEMENT

           This Agreement will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the Parties hereto.

27.        ENTIRE AGREEMENT

           This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the Parties with respect thereto.

28.        AMENDMENTS AND WAIVERS

           No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the Parties hereto. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

29.        ASSIGNMENT

           29.1 This Agreement may not be assigned by a Party without the prior written consent of Pathnet and Tri-State, not to be unreasonably withheld. Notwithstanding the foregoing, however, upon prior notice to Pathnet and Tri-State but without the necessity of obtaining their consent, a Party may assign this Agreement to an entity that controls, is controlled by, or is under common control with, the assignor, or to the successor of a party by merger, consolidation or purchase of all or substantially all of the assignor's stock or assets (an "Affiliate"). For purposes hereof, "control" shall mean the ownership, directly or indirectly, of more than 50% of the outstanding equity interests in an entity. No assignment, whether permitted or otherwise, shall be effective unless the assignee has agreed to be bound by the provisions of this Agreement in all respects and to the same extent as the assignor. In addition, upon any assignment, the assignor will continue to be bound by all the obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that the assignee fails so to do. Nothing in this Section shall limit a Party's ability to sell or convey its Fibers, Cable, Underlying Rights, or other rights in and to the System, all to the extent permitted hereunder.

           29.2 Notwithstanding any other provision of this Agreement, each Party may assign, encumber or place liens on its interest in this Agreement and the Project in connection with any financing or investment transactions. Such Party's lender(s) shall have the additional right to take possession, sell, assign or otherwise deal with such Party's interest in the Project and System, subject to the terms of this Agreement. Notwithstanding the foregoing, nothing herein shall be construed to permit any Party other than Tri-State to place a lien on or otherwise encumber Tri-State Facilities, Tri-State Utility Facilities, or any structures, other property, rights-of-way, or other Underlying Rights used by Tri-State for its utility operations or for which Tri-State has obtained a permit for its utility operations.

           29.3 The Parties acknowledge that other entities in the region of the Project own right of way and other assets that, if incorporated into the Project, could increase the value of the System. Either Tri-State or Pathnet shall have the right to propose the participation of a third-party in the Agreement. In that event the Parties will discuss incorporating such third-party into the Agreement, which incorporation may involve an extension of the System or a reallocation of the Parties' respective shares of capital contributions and revenues. Notwithstanding the foregoing, no Party shall have any obligation to agree to such an extension or reallocation or to incorporate the proposed third-party into the Agreement.

30.        NOTICES

           Any demand, notice or other communication to be given in connection with this Agreement will be given in writing and will be given by personal delivery, by certified or registered mail or by facsimile addressed to the recipient as follows:

           To Pathnet:         Pathnet
                               1015 31st Street, N.W.
                               Washington, D.C. 20007
                               Attn: General Counsel
                               Facsimile Number: (202) 625-7369

           To Tri-State:       Tri-State Generation and Transmission Association
                               1100 West 116th Avenue
                               Denver, Colorado  80233
                               Attn: General Counsel
                               Facsimile Number: (303) 254-6007

           or to such other address, individual or facsimile number as may be designated by notice given by either Party to the other. Any demand, notice or other communication given by personal delivery or by certified or registered mail will conclusively be deemed to have been given on the day of actual delivery thereof and, if given by facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day, provided that the sender of the facsimile receives confirmation of delivery of the facsimile transmission by personal delivery, certified or registered mail. If the Party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication may not be mailed but must be given by personal delivery or by facsimile.

31.        GOVERNING LAW

           This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado, without reference to its choice of law principles.

32.        DISPUTE RESOLUTION

           If the Parties are unable to resolve any disagreement or dispute arising under or related to this Agreement, including without limitation, the failure to agree upon any item requiring a mutual agreement of the Parties hereunder, they shall resolve the disagreement or dispute as follows:

                     32.1 Attempt to settle such dispute by mutual discussion between Frank Knutson and Robert Temmer acting on behalf of Tri-State, and Bill Smedberg and Dick Jalkut, acting on behalf of Pathnet, or such other persons as may nominated by the Parties.

                     32.2 If the matter has not been resolved by the mutual discussion required by Section 29.1 within thirty (30) business days after the date on which the dispute arose, then, the Parties shall endeavor to settle the dispute by mediation under the applicable rules of the American Arbitration Association.

                     32.3 If such dispute cannot be settled within thirty (30) business days after submission to mediation pursuant to Section 32.2 hereof, such dispute shall finally be resolved by an arbitral tribunal consisting of three (3) independent and impartial arbitrators (the "Tribunal"), under the Rules of the American Arbitration Association (the "Arbitration Rules"). Each Party shall appoint one (1) arbitrator within fifteen (15) days after initiation of arbitration and the two (2) arbitrators so appointed shall select a third (3rd) arbitrator as the chairman of the Tribunal within fifteen (15) days of the appointment of the second arbitrator. In the event that the Parties or the arbitrators fail to select arbitrators as required above, the AAA shall select such arbitrators. The AAA shall have the authority to disqualify any arbitrator who it determines not to be independent and impartial. The arbitrators shall be entitled to a fee commensurate with their fees for professional services requiring similar time and effort. Venue for the arbitration shall be Denver, CO.

                     32.4 Arbitration discovery shall be conducted in accordance with the Federal Rules of Civil Procedure, with any disputes over the scope of discovery to be determined by the arbitrators, it being intended that the arbitrators shall allow limited, reasonable discovery prior to any hearing on the merits. The arbitrators shall conduct a hearing no later than sixty (60) days after initiation of the matter to arbitration, and a decision shall be rendered by the arbitrators within thirty (30) days after the hearing. At the hearing, the Parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required but the arbitration panel shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate. The arbitration determination shall be in writing and shall specify the factual and legal bases for the determination. The arbitrators may award legal or equitable relief, including but not limited to specific performance, and any award of damages shall be limited as provided in this Agreement. The arbitrators' fees and other costs of the arbitration shall be borne by the Party against whom the award is rendered, except as the arbitration panel may otherwise provide in its written opinion. Notwithstanding anything herein to the contrary, Pathnet or Tri-State may, prior to the final decision rendered by a mediator or arbitrator, petition a state or federal court for a temporary restraining order or a preliminary injunction upon a showing of the requisites therefor in such court. The foregoing provision for court proceedings is intended to be limited to those cases in which emergency access to the court is necessary to prevent immediate and irreparable harm in the interim period until mediation or arbitration can be completed.

                     32.5 The Parties agree that this submission and agreement to arbitrate shall be governed by and specifically enforceable in accordance with the laws of the State of Colorado. The Parties agree to abide by all decisions and determinations rendered in such proceedings. Such decisions and determinations shall be final and binding on all Parties. All decisions and determinations may be filed with the clerk of one or more courts, state, federal or foreign having jurisdiction over the Party against whom it is rendered or its property, as a basis of judgment.

                     32.6 Pending the resolution or settlement of a dispute between the Parties as set forth in this Article 32, the Parties hereby expressly agree that the performance of its obligations under this Agreement shall not be delayed, suspended, impeded or hindered.

33.        CONFIDENTIAL INFORMATION

           33.1 As used in this Agreement, 'Confidential Information' means only information marked as confidential or proprietary (or if disclosed orally, information that is summarized in a written document marked as confidential or proprietary). Information marked as confidential or proprietary and of a technical, business or other nature (including, without limitation, trade secrets, know-how and information relating to the technology, customers, business plans, promotional and marketing activities, finances and other business affairs of such Party) may constitute Confidential Information. The Parties understand and agree that this Agreement and all materials, maps, engineering designs and documents, construction techniques, pricing and other information marked as confidential or proprietary that are exchanged between them in fulfilling the provisions and intents of this Agreement, are and shall be Confidential Information. Each Party shall disclose Confidential Information only to its attorneys, representatives, advisors, bankers, lenders, investors, the Rural Utility Service, property owners for the purpose of obtaining Underlying Rights, governmental entities for the purpose of obtaining permits and other approvals, members, contractors, agents, affiliates, directors, officers and employees with a need to know, provided such entities agree to be bound by the confidentiality provisions of this Article 33, and shall keep secret all Confidential Information of the other Party except as authorized by the respective owners. This obligation shall continue to bind any Party after it shall cease to be a Party for whatever reason and shall survive for a period of two years following the termination of this Agreement but such obligation of confidentiality shall not apply:

                      33.1.1 to a disclosure to a person who knew the confidential information prior to its being disclosed;

                      33.1.2 to information which comes into the public domain without any breach of the provisions of this Article;

                      33.1.3 to disclosure of information which is disclosed on a confidential basis to consultants or advisers of a Party who have a bona fide need to know to assist that Party in the carrying out of the terms of this Agreement;

                      33.1.4 to a disclosure of information required by a governmental or judicial law, order, rule or regulation; If any Confidential Information is required to be disclosed under this subsection, disclosure shall be limited only to persons with a need to know, and the disclosing Party shall provide at least five (5) days (or such shorter period permitted by law) prior notice of such disclosure to the other Party to give such other Party an opportunity, at its own expense, to oppose or seek to limit disclosure;

                      33.1.5 to a disclosure of information which is disclosed in proceedings taken by either Party for the enforcement of any of its rights and remedies under this Agreement;

                      33.1.6 in connection with one's obligations as a public company;

                      33.1.7 to third parties in connection with financing or investments on a need to know basis, provided such recipients agree to be bound by the confidentiality terms hereof;.

                      33.1.8 such information that is reasonably necessary (and specifically excluding any Confidential Information concerning another Party's business plans, goals, strategies or other proprietary information) in connection with sales and marketing efforts.

           33.2 The provisions of this Article shall survive expiration or termination of this Agreement by two (2) years.

34.        PATENTS AND COPYRIGHTS

           Each Party acknowledges the rights of the other Party in certain patents and copyrighted material the other Party may possess or develop in the performance of this Agreement or in the operation of the System. Each Party further acknowledges that any such rights shall remain the exclusive property of the owning Party, and the non-owning Party shall have no interest in such rights by virtue of the existence of this Agreement between the Parties. Each Party agrees to use its reasonable efforts to protect such rights in dealings with third parties.

35.        TIME

           Time shall be of the essence of this Agreement.

36.        LANGUAGE

           The Parties have expressly requested that this agreement and its ancillary documents be drafted in English.

37.        SEVERABILITY

           If any term, covenant or condition contained herein shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, so long as such invalidity does not materially impair the benefit of this Agreement to either Party, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

38.        RELATIONSHIP

           The Parties acknowledge and agree that this Agreement does not create a partnership or joint venture relationship between them. The performance by the Parties of all duties and obligations hereunder shall be as independent contractors and not as agents or trustees of the other Party. No Party shall owe any fiduciary obligations to any other Party. No Party has any authority or capacity whatsoever to contract for or on behalf of or bind the other in respect of any matter related to these presents or otherwise. None of the employees of any Party shall be considered to be servants, employees or agents of any other Party.

39.        JOINT PREPARATION, COUNSEL AND RELEASE OF LIABILITY

           Each Party acknowledges and agrees that it has had the advice of legal and business counsel in connection with this Agreement, has had a full and fair opportunity to review this Agreement and the terms hereof, and has fully considered the business, economic and other risks inherent in the Project. The Parties acknowledge that Pathnet has disclosed to the other Parties certain business models, revenue projections and other analyses pertinent to the Project and other information pertinent to the Underlying Rights, the Project or the System. Pathnet will have no liability to the other Parties or otherwise with respect to the accuracy of such information, and each of the other Parties hereby releases and holds Pathnet harmless from any and all loss, cost, damage, expense or other liability, in the event such models, projections or analyses or other information prove to be inaccurate in any respect. The Parties also acknowledge that Tri-State has disclosed or will disclose to the other Parties certain models, projections, analyses, or other information pertinent to the Underlying Rights, the Project or the System, and hereby agree that Tri-State will have no liability to the other Parties or otherwise, and each of the other Parties hereby releases and holds Tri-State harmless from any and all loss, cost, damage, expense or other liability, in the event such information disclosed by Tri-State proves to be inaccurate in any respect.

40.        SURVIVAL

           Any provision and paragraph of this Agreement which by its nature extends beyond the term hereof or which is required to ensure that the Party fully exercise their rights and perform their obligations hereunder, shall survive the expiration or termination of this Agreement for any cause whatsoever.

41.        APPROVALS

           The participation of each of the Participating Member Systems in this Agreement remains subject to the approval of such Participating Member System's Board of Directors. If any Participating Member System does not provide written confirmation within ten (10) days after the date hereof that such approval has been obtained, this Agreement shall continue to be binding upon Pathnet and Tri-State, and, absent an agreement between the Parties to the contrary, Pathnet and Tri-State will each contribute their respective proportionate shares of the Project Costs that would have been contributed by such Participating Member System, provided that Tri-State shall have the first option to contribute the withdrawing Participating Member System's share. All revenues from the Project will be adjusted proportionally.

42.        COUNTERPARTS

           This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF the Parties have executed this Agreement.

                     TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a Colorado cooperative corporation


                     By:  /s/ Frank R. Knutson
                          ---------------------------
                          Name: Frank R. Knutson
                          Title:
                          Date:  August      , 1999

                     PATHNET, INC., a Delaware corporation


                     By:  /s/ W.R. Smedberg V
                          ---------------------------
                          Name: William R. Smedberg V
                          Title: EVP Corporate Development
                          Date:  August 5, 1999

                     EMPIRE ELECTRIC ASSOCIATION, INC.

                     By:  /s/ W.C. Bauer
                          ---------------------------
                          Name: William C. Bauer
                          Title: President
                          Date:  August      , 1999

                     LA PLATA ELECTRIC ASSOCATION, INC.

                     By:  /s/ David L. Potter
                          ---------------------------
                          Name: David L. Potter
                          Title: General Manager
                          Date:  August      , 1999

                     DELTA-MONTROSE ELECTRIC ASSOCATION, INC.

                      By:  /s/ Daniel R. McClendon
                           ---------------------------
                           Name: Daniel R. McClendon
                           Title: General Manager
                           Date:  August      , 1999

                      SAN MIGUEL POWER ASSOCATION, INC.

                      By: /S/ Gary Norton
                          ---------------------------
                          Name: Gary N. Norton
                          Title: General Manager
                          Date:  August      , 1999



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                                    EXHIBIT A
                             PROJECT SPECIFICATIONS
                               [to be determined]

                                    EXHIBIT B

                    MAINTENANCE SPECIFICATIONS AND PROCEDURES
           Any Party responsible for providing maintenance of the System hereunder shall be referred to herein as the "Service Provider". The Party receiving maintenance services from the Service Provider hereunder shall be referred to herein as the "Service Recipient". All other capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Agreement of which this Exhibit forms a part.

           1.        Maintenance.

                     (a) Routine maintenance and repair of the System described in this Section ("Scheduled Maintenance") shall be performed by or under the direction of Service Provider, at Service Provider's reasonable discretion or at Service Recipient's request. Scheduled Maintenance shall commence upon the Completion Date of the Agreement. Scheduled Maintenance shall include the following activities:

                               (i)   Patrol of System route on a regularly
                                     scheduled basis, which will be weekly;

                               (ii)  Maintenance of a "Call-Before-You-Dig"
                                     program and all required and related cable locates;

                               (iii) Maintenance of sign posts along the System
                                     right-of-way with the number of the local
                                     "Call-Before-You-Dig" organization; and

                               (iv) Assignment of fiber maintenance employees to locations along the System at intervals dependent upon terrain, accessibility, locate ticket volume, etc. Service Provider shall decide the staffing of fiber maintenance employees for the System.

                     (b) Non-routine maintenance and repair of the System which is not included as Scheduled Maintenance ("Unscheduled Maintenance"), shall be performed by or under the direction of Service Provider. Unscheduled Maintenance shall commence upon the Effective Date of the Agreement. Unscheduled Maintenance shall consist of:

                               (i)   "Emergency Unscheduled Maintenance" in
                                     response to an alarm identification by
                                     Service Provider's Operations Center,
                                     notification by

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

                                      Confidential Treatment Requested
                                     Service Recipient or notification by any third party of any failure, interruption or impairment in the operation of the System, or any event imminently likely to cause the failure, interruption or impairment in the operation of the System.

                               (ii) "Non-Emergency Unscheduled Maintenance" in response to any potential service-affecting situation to revent any failure, interruption or impairment in the operation of the System.

                      Service Recipient shall immediately report the need for Unscheduled Maintenance to Service Provider in accordance with procedures promulgated by Service Provider from time to time. Service Provider will log the time of Service Recipient's report, verify the problem and dispatch personnel immediately to take corrective action.

           2.         Operations Center.

           Service Provider shall operate and maintain an Operations Center ("OC") capable of receiving System alarms twenty-four (24) hours a day, seven (7) days a week. Service Provider's maintenance employees shall be available for dispatch twenty-four (24) hours a day, seven
           (7) days a week. Service Provider shall have its first maintenance employee at the site requiring Emergency Unscheduled Maintenance activity within [* * *] after the time Service Provider becomes aware of an event requiring Emergency Unscheduled Maintenance, unless delayed by circumstances beyond the reasonable control of Service Provider. Service Provider shall maintain a toll-free telephone number to contact personnel at the OC. Service Provider's OC personnel shall dispatch maintenance and repair personnel to handle and repair problems detected in the System.

                               (i)   Through the Service Recipient's remote
                                     surveillance equipment and upon
                                     notification by Service Recipient to
                                     Service Provider; or

                               (ii)  Upon notification by a third party.

           3.         Cooperation and Coordination.

                      (a) Service Recipient and Service Provider shall utilize the Escalation List attached hereto, as updated from time to time, to report and seek immediate initial redress of exceptions noted in the performance of Service Provider in meeting maintenance service objectives.

                      (b) Service Provider will, as necessary, arrange for unescorted access for Service Provider to all sites of the System, subject to applicable contractual, underlying real property and other third party limitations and restrictions.

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


                                      Confidential Treatment Requested
                      (c) In performing its services hereunder, Service Provider shall take workmanlike care to prevent impairment to the signal continuity and performance of the System. The precautions to be taken by Service Provider shall include notifications to Service Recipient. In addition, Service Provider shall reasonably cooperate with Service Recipient in sharing information and analyzing the disturbances regarding the cable and/or fibers. In the event that any Scheduled or Unscheduled Maintenance hereunder requires a traffic roll or reconfiguration involving cable, fiber, electronic equipment, or regeneration or other facilities of the Service Recipient, then Service Recipient shall, at Service Provider's reasonable request, make such personnel of Service Recipient available as may be necessary in order to accomplish such maintenance, which personnel shall coordinate and cooperate with Service Provider in performing such maintenance as required of Service Provider hereunder.

                      (d) Service Provider shall notify Service Recipient at least five (5) business days prior to the date in connection with any Maintenance Window
                               (MW) of any Scheduled Maintenance and as soon as possible after becoming aware of the need for Unscheduled Maintenance. Service Recipient shall have the right to be present during the performance of any Scheduled Maintenance or Unscheduled Maintenance so long as this requirement does not interfere with Service Provider's ability to perform its obligations under this Agreement. In the event that Scheduled Maintenance is canceled or delayed for whatever reason as previously notified, Service Provider shall notify Service Recipient at Service Provider's earliest opportunity, and will comply with the provisions of this Section.

           4.         Facilities.

                      (a) Service Provider shall maintain the System in a manner, which will permit Service Recipient's use in accordance with this Agreement. All common systems within facilities along the System shall be maintained in accordance with manufacturer's specifications, to include battery plants, generators, and HVAC units.

                      (b) Except to the extent otherwise expressly provided in the Agreement, Service Recipient will be solely responsible for providing and paying for any and all maintenance of [* * *], none of which is included in the maintenance services to be provided hereunder.

                                      Confidential Treatment Requested
           5.         Fiber Optic Cable/Fibers.

                      (a) Service Provider shall perform appropriate Scheduled Maintenance on the fiber optic cable contained in the System in accordance with Service Provider's then current preventative maintenance procedures as agreed to by Service Recipient, which shall not substantially deviate from standard industry practice.

                      (b) Service Provider shall have qualified representatives on site any time Service Provider has reasonable advance knowledge that another person or entity is engaging in construction activities or otherwise digging within five (5) feet of the System.

                      (c) Service Provider shall maintain sufficient capability to teleconference with Service Recipient during an Emergency Unscheduled Maintenance in order to provide regular communications during the restoration process. When correcting or repairing fiber optic cable discontinuity or damage, including but not limited to in the event of Emergency Unscheduled Maintenance, Service Provider shall use best efforts to repair traffic-affecting discontinuity within [* * *] after the Service Provider maintenance employee's arrival at the problem site. In order to accomplish such objective, it is acknowledged that the repairs so effected may be temporary in nature. In such event, within twenty-four (24) hours after completion of any such Emergency Unscheduled Maintenance, Service Provider shall commence its planning for permanent repair, and thereafter promptly shall notify Service Recipient of such plans, and shall implement such permanent repair within an appropriate time thereafter. Restoration of open fibers on fiber strands not immediately required for service shall be completed on a mutually agreed-upon schedule. If the fiber is required for immediate service, the repair shall be scheduled for the next available Maintenance Window (MW).

                      (d) In performing repairs, Service Provider shall comply with the splicing specifications as set forth in the Project Specifications. Service Provider shall provide to Service Recipient any modifications to these specifications as may be necessary or appropriate in any particular instance for Service Recipient's approval, which approval shall not be unreasonably withheld.

                      (e) Service Provider's representatives that are responsible for initial restoration of a cut fiber optic cable shall carry on their vehicles the typical appropriate equipment that would enable a temporary splice, with the objective of restoring operating capability in as little time as possible. Service Provider shall maintain and supply an inventory of spare fiber optic cable in storage

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





                               facilities supplied and maintained by Service Provider at strategic locations to facilitate timely restoration.

           6.         Maintenance Window (MW).

                      Scheduled Maintenance, which is reasonably expected to produce any signal discontinuity, must be coordinated between the Parties. Generally, this work should be scheduled after 6:00 p.m. and before 8:00 a.m. local time. Major system work, such as fiber rolls and hot cuts, will be scheduled for MW weekends and shall allow work during daylight hours if on a Saturday or Sunday. Service Provider and Service Recipient will agree upon a MW calendar. The intent is to avoid jeopardy work on high-traffic holidays.

           7.         Subcontracting.

                      Service Provider may subcontract any of the maintenance services hereunder; provided that Service Provider shall require the subcontractor(s) to perform in accordance with the requirements and procedures set forth herein. The use of any such subcontractor shall not relieve Service Provider of any of its obligations hereunder.

           8.         Fees and Costs.

                      Each Party shall pay for total maintenance costs, including without limitation taxes required under the Agreement, in proportion to that Party's contribution to Project Costs.

                                       42